PLACEMENT AGENCY AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made as of February 20, 2014, as amended as of May 28, 2020, by and between WELLS FARGO MASTER TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a “Portfolio” and collectively, the “Portfolios”), and WELLS FARGO FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company (“WFFD”). Absent written notification to the contrary by either the Trust or WFFD, each new investment portfolio established in the future shall automatically become a “Portfolio” for all purposes hereunder and shares of beneficial interest established in the future shall automatically become “Shares” for all purposes hereunder as if set forth on Schedule I.

WHEREAS, this Placement Agency Agreement amends and replaces the agreement dated April 8, 2005 previously entered into by and between the parties;

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust desires to retain WFFD as the exclusive placement agent of the units of beneficial interest (“Shares”) of the Portfolios, and WFFD is willing to render such services; and

WHEREAS, WFFD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”).

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	Services as Placement Agent.

1.1.       WFFD will act as agent for the private placement of Shares in accordance with any instructions of the Trust’s Board of Trustees and with the Trust’s registration statement then in effect under the 1940 Act, and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Trust or the transfer and dividend disbursing agent for the Trust of which the Trust has notified WFFD in writing, or their designated agents. As used in this Agreement, the term “registration statement” shall mean any registration statement, specifically including, among other items, any then-current Part A/prospectus together with any related then-current Part B/statement of additional information, filed with the SEC with respect to the Portfolios, and any amendments and supplements thereto which at any time shall have been filed.

1.2.       WFFD agrees to use appropriate efforts, consistent with privately placing the Shares in transactions that do not involve a public offering of such Shares, to offer and sell Shares at the applicable offering price which is the net asset value next determined

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after an order is received. The Trust understands that WFFD is and may in the future be the placement agent of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Portfolios. The Trust further understands that existing and future investors in the Portfolios may invest in shares of such other portfolios. The Trust agrees that WFFD’s duties to such portfolios shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

1.3.       In acting as placement agent under this Agreement, WFFD shall not make any offer or sale of Shares in a manner that would require the offer or sale of the Shares to be registered under the Securities Act of 1933, as amended (the “1933 Act”). WFFD shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of Parts A/prospectuses to other than current interestholders, and the printing and mailing of sales literature. WFFD shall be responsible for reviewing and providing advice on all sales literature (e.g., advertisements, brochures and interestholder communications) with respect to each of the Portfolios, and shall file with FINRA or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations. In addition, WFFD will provide sufficient personnel, during normal business hours, reasonably necessary to respond to telephone questions with respect to the Portfolios.

1.4.       In connection with all matters relating to this Agreement, WFFD agrees to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal and state laws, rules and regulations.

1.5.       Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.6.       The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Portfolios and Shares as WFFD may reasonably request and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish WFFD upon request with: (a) audited annual and unaudited semi-annual statements of the Trust’s books and accounts with respect to each Portfolio, and (b) from time to time such additional information regarding the Portfolios’ financial condition as WFFD may reasonably request.

1.7.       WFFD shall prepare reports for the Board of Trustees of the Trust regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

1.8.       WFFD may, at its own cost and expense, appoint or employ agents to assist in

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carrying out its obligations under this Agreement, but no such appointment or employment shall relieve WFFD of its responsibilities or obligations to the Trust under this Agreement.

2.	Representations.

2.1.       The Trust represents to WFFD that all registration statements filed by the Trust with the SEC under the 1940 Act, with respect to Shares have been prepared in conformity with the requirements of the 1940 Act and rules and regulations of the SEC thereunder.

2.2.       The Trust represents and warrants to WFFD that any registration statement, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement will be true and correct when such registration statement becomes effective; and that no registration statement, when such registration statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust authorizes WFFD to use any Part A/prospectus or Part B/statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then-current form of Part A/prospectus or then-current form of Part B/statement of additional information.

3.	Indemnification.

3.1.       The Trust agrees to indemnify, defend and hold WFFD, its several officers and directors, and any person who controls WFFD within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which WFFD, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify WFFD, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by WFFD or any affiliate thereof and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify WFFD, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its interestholders to which WFFD, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of WFFD’s, its

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officer’s or director’s, or any such controlling person’s duties, or by reason of WFFD’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.

3.2.       WFFD agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by WFFD or any affiliate thereof to the Trust or its counsel and used in the Trust’s registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by WFFD or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or negligence in the performance of WFFD’s obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof.

4.	Confidentiality.

WFFD agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolios and/or the Trust and its prior, present or potential interestholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where WFFD may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

In accordance with Regulation S-P, WFFD and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Portfolio regarding any interestholder; provided, however, that WFFD and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to WFFD and its affiliates, or as may be permitted by law. WFFD agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non- public personal information.

5.	Anti-Money Laundering Program.

WFFD represents and warrants that it (a) has adopted an anti- money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any

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material deficiency of which it learns.

6.	Limitations of Liability.

Except as provided in paragraph 3.2, WFFD shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Portfolio in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

7.	Term.

This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years from the date written above. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Trust’s Board of Trustees, or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Portfolio, provided that in either event the continuance is also approved by the majority of the Trust’s Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is not assignable and is terminable with respect to a Portfolio, without penalty, on not less than sixty (60) days’ written notice, by the Trust’s Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Portfolio, or by WFFD. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

8.    Release.

The names “Wells Fargo Master Trust” and “Trustees of Wells Fargo Master Trust” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or interestholder shall be personally liable for any such liabilities. All persons dealing with any Portfolio of the Trust must look solely to the property belonging to such Portfolio for the enforcement of any claims against the Trust.

9.    Miscellaneous.

9.1.       No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.2.       This Agreement shall be governed by the laws of the State of Delaware.

10.  Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further

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notice, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary, and that of WFFD shall be Wells Fargo Funds Distributor, LLC, 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Secretary.

11.  Questions of Interpretation.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

12.  Counterparts.

This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

WELLS FARGO MASTER TRUST on behalf of the Portfolios
By:
Name:	Catherine Kennedy
Title:	Secretary

WELLS FARGO FUNDS DISTRIBUTOR, LLC
By:
Name:	Gale Gebstadt
Title:	Secretary
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Schedule I

PLACEMENT AGENCY AGREEMENT

Wells Fargo Master Trust

Master Trust Portfolios

Bloomberg Barclays US Aggregate ex-Corporate Portfolio

C&B Large Cap Value Portfolio

Core Bond Portfolio

Disciplined International Developed Markets Portfolio

Disciplined Large Cap Portfolio

Diversified Large Cap Growth Portfolio

Emerging Markets Bond Portfolio

Emerging Growth Portfolio

Factor Enhanced Emerging Markets Equity Portfolio

Factor Enhanced International Equity Portfolio

Factor Enhanced U.S. Large Cap Equity Portfolio

Factor Enhanced U.S. Small Cap Equity Portfolio

Factor Enhanced U.S. Low Volatility Equity Portfolio

High Yield Corporate Bond Portfolio

Index Portfolio

International Value Portfolio1

Investment Grade Corporate Bond Portfolio

Large Company Value Portfolio

Managed Fixed Income Portfolio

Real Return Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Strategic Retirement Bond Portfolio

U.S. REIT Portfolio

Schedule I Amended: November 20, 2020

1 On November 20, 2020, the Board of Trustees of Wells Fargo Master Trust approved the termination of the International Value Portfolio (the “Portfolio”). Pending shareholder approval of the International Value Fund merger into the International Equity Fund, the Portfolio will terminate on or about March 26, 2021.

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